Exhibit 99.1

NeuBase Therapeutics Announces Closing of Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

PITTSBURGH, PA, April 26, 2021 -- NeuBase Therapeutics, Inc. (Nasdaq: NBSE), (“NeuBase”), a biotechnology company accelerating the genetic revolution with a new class of precision genetic medicines, announced today the closing of its previously announced underwritten public offering of 9,200,000 shares of its common stock (inclusive of 1,200,000 shares that were sold pursuant to the underwriters’ full exercise of their option to purchase additional shares of NeuBase’s common stock), at a price to the public of $5.00 per share, generating gross proceeds of $46.0 million before deducting the underwriting discounts and commissions and offering expenses payable by NeuBase. NeuBase intends to use the net proceeds from the offering for general corporate purposes, working capital and development of its product candidates and pipeline expansion.

RBC Capital Markets, Oppenheimer & Co. Inc. and Chardan acted as the joint book-running managers for the offering, and National Securities Corporation acted as co-manager for the offering.

The securities described above were offered by NeuBase pursuant to a shelf registration statement on Form S-3 (File No. 333-254980) previously filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021 and declared effective by the SEC on April 14, 2021. A final prospectus supplement and the accompanying prospectus relating to and describing the offering was filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained by visiting the SEC’s website at www.sec.gov or by contacting RBC Capital Markets, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or by e-mail at equityprospectus@rbccm.com, Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055 or by e-mail at equityprospectus@opco.com, or Chardan, 17 State Street, 21st floor, New York, New York 10004, by telephone at (646) 465-9032 or by e-mail at prospectus@chardan.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About NeuBase Therapeutics:

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines which can be designed to increase, decrease, or change gene function, as appropriate, to resolve genetic defects that drive disease. NeuBase’s targeted PATrOL™ therapies are centered around its proprietary drug scaffold to address genetic diseases at the DNA or RNA level by combining the highly targeted approach of traditional genetic therapies with the broad organ distribution capabilities of small molecules. With an initial focus on silencing disease-causing mutations in debilitating neurological, neuromuscular, and oncologic disorders, NeuBase is committed to redefining medicine for the millions of patients with both common and rare conditions. To learn more, visit www.neubasetherapeutics.com.

Forward-Looking Statements:

This press release contains forward-looking statements related to NeuBase Therapeutics, Inc. and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the amount and anticipated use of proceeds from the offering and other matters that are described in NeuBase’s most recent periodic reports filed with the SEC, including NeuBase’s Annual Report on Form 10-K for the year ended September 30, 2020 filed on December 23, 2020, subsequent Quarterly Reports on Form 10-Q and the final prospectus supplement and the accompanying prospectus related to the public offering filed with the SEC on April 23, 2021, including risks and uncertainties associated with general economic, market and global health conditions (including the impact of COVID-19) and the other risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and NeuBase disclaims any intent or obligation to update these forward-looking statements except as required by law.

NeuBase Investor Information:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

OP: (617) 430-7576

daniel@lifesciadvisors.com

NeuBase Media Information:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

(858) 344-8091

jessica@litldog.com